February 12, 2008
Southeast SuperCommunity Bank
Conference

    This presentation contains forward-looking statements, as defined by
Federal securities laws, relating to present or future trends or factors affecting the operations, markets and products of First Security Group, Inc.
These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to First Security’s most recent documents filed with the Securities and Exchange Commission.
    First Security undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.
Forward-Looking Statements

GAAP Reporting versus
Operating Results
    This presentation contains references to operating results. These amounts and ratios are calculated using net operating income (net of tax)
which excludes extraordinary items as defined by GAAP and non-
recurring items. Furthermore and in accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding one-time and non-cash items. Since these items and their impact on First Security's performance are difficult to predict, First
Security believes presentation of its financial measures excluding the impact of these items is useful information and important for a complete understanding of its core operating results. Reconciliations for each core number are included in the first quarter earnings release which is available on First Security’s website, www.FSGBank.com.

• Headquartered in Chattanooga, Tennessee
• Over eight years in operation as First Security; founded in
 September 1999 by current management team
• Assets of $1.2 billion
• 40 banking offices and 4 loan/leasing offices in
 Tennessee and north Georgia
• Strategic focus on small to medium-sized owner-
 managed businesses and consumers
.
FSGI Corporate Profile

* Based on 1/31/08 closing price of $8.61
FSGI Market Statistics
• 16.8 million shares outstanding
• Listed on NASDAQ Global Market in
 August 2005
• Market capitalization of $144 million*
• Institutions hold 32.3% of shares
• Average daily trading volume (3 mos.)
 is 34,756 shares

Management Team with
Extensive In-Market Experience
Directors and executive management own 6.44% of FSGI
ESOP owns 2.98% of FSGI

We Target Dislocated Customers and Hire Their Bankers
Capitalizing on Recent Bank
Consolidations within Footprint

Organized into Six Regions
• Regional bank presidents
• Local decision-making
• Local advisory boards
• Local strategies and identities
• Knowledge of local markets
• Serve small and medium-sized
 businesses within each
 market
• Customers get to know their
 bankers
~ A Focus on Personalized Sales and Service ~

5-yr. CAGR1 Loan Growth: 22.3%
5-yr. CAGR1 Core Deposit2 Growth: 14.7%
1 5-year CAGR from 2002 to 2007
2 Core deposits = Transaction accounts + Savings + NOW + Retail CDs
Strong Core Deposit & Loan Growth

Commercial
Leases, 4.3%
Consumer,
6.8%
1-4 Family
Residential,
27.5%
Multi-Family,
1.2%
C&I,
14.5%
Commercial
RE, 23.0%
Construction/
Land Development,
22.7%
Total loans = $953.1 million at December 31, 2007
Owner-occupied = 59%
Portfolio Mix Reflects Market
Opportunities

$216.6 MM
at December 31, 2007
Residential
Construction
32%
Residential A&D
33%
Commercial
Construction
35%
• Loan commitments of $249 MM
 with $96 MM (39%) unfunded
• Granular: Top 10 relationships
 total 27% of commitments
• Asset quality high:
 • 2007 NCOs were $42k
 • NCOs for previous 3 years ~$100k
 • NPAs = $1.8 million
• 99% of borrowers in-market
• 95%+ projects are in-market
Construction & Development Loans

• 68.0% core deposits
• Avg. cost of deposits is 3.41%
Total Deposits = $902.6 million at December 31, 2007
Brokered Deposits, 7.1%
CDs > $100M,
25.0%
CDs < $100M, 28.8%
 Savings & MM, 14.5%
Interest-Bearing
DDAs, 6.9%
Non-Interest DDAs, 17.7%
Deposits are Low-Cost & Stable

Non- Performing Assets + 90 days
as a % of Total Assets
Quarter-End
Year-End
Year-End
Quarter-End
Asset Quality Remains Sound

Repossessed Assets = $1.8 million
Other Real Estate = $2.5 million
Const. Equip,
9.9%
Trucking,
69.4%
Mining,
8.3%
C&D,
65.5%
CRE,
25.7%
Residential Real
Estate, 8.8%
NPAs + 90 Days Past Due =
$9.9 million, or 0.82% of Total Assets
Nonaccrual,
33.9%
OREO,
24.7%
Repossessed
Assets,
18.4%
90+ Days,
23.0%
Autos & other,
12.4%
Repos & OREO
Nonperforming Assets

Loans on Nonaccrual = $3.4 million
Loans 90 Days Past Due = $2.3 million
C&I,
22.3%
Leases,
51.4%
Residential
Real Estate,
19.4%
Other, 6.9%
C&D,
45.7%
Residential
Real Estate,
49.1%
Other, 5.2%
NPAs + 90 Days Past Due =
$9.9 million, or 0.82% of Total Assets
Nonaccrual,
33.9%
OREO,
24.7%
Repossessed
Assets,
18.4%
90+ Days,
23.0%
Nonaccrual & Delinquent
Nonperforming Assets

* Excluding non-cash items, fully tax-equivalent
Fourth Quarter Results:
Positive Linked-Quarter Trends

	4Q’07	3Q’07	∆%
Net Income ($M)	3,092	3,022	+2.3%
Diluted EPS ($)	0.18	0.18	+0.0%
Ret on Avg Tang Equity (%)	10.54	10.48	+0.6%
Ret on Avg Tang Assets (%)	1.05	1.05	+0.0%
NIM, fully tax-equivalent (%)	4.61	4.80	-4.0%
Core Efficiency Ratio* (%)	60.55	64.68	-6.4%

	2007	2006	∆%
Net Income ($M)	11,356	11,112	+2.2%
Diluted EPS ($)	0.66	0.63	+4.8%
Ret on Avg Tang Equity (%)	9.81	10.22	-0.4%
Ret on Avg Tang Assets (%)	1.00	1.06	-5.7%
NIM, fully tax-equivalent (%)	4.79	5.09	-5.9%
Core Efficiency Ratio* (%)	64.05	64.27	-0.3%
* Excluding non-cash items, fully tax equivalent
2007 Results:
Earnings Improvement Continues

(Millions)
* Excludes extraordinary and non-recurring items
2007 Net Income up 2.2%
Consistent Net Income Growth

(Millions)
* Revenue = Net Int. Income + Non-Int. Income
Non-Int. Income
Net-Int. Income
Non-Int. Expense
2007 Revenue up $1.6MM
 2007 Expenses up $1.4MM
Improved Operating Leverage

* Excludes extraordinary and non-recurring items
2007 Diluted Operating EPS
up 4.8% over 2006
Earnings Per Share: Consistent Growth

* Excludes extraordinary and non-recurring items
Consistently Improving Quarterly
Profitability

* Excludes extraordinary and non-recurring items
Consistently Improving Quarterly
Profitability

* Tax-equivalent basis
NIM*: Stable within 30 BP Range

* Excludes non-recurring and non-cash items
Core Efficiency Ratio* Under Control

Market Statistics[1]	FSGI
Price/ Book	97.8%
Price/ Tangible Book	123.2%
Price/ 2007 Operating EPS	13.0X
Proj. 2008 EPS Growth[2]	1.5%
Price/ 2008 EPS[2]	12.9X
 1 Based on 1/31/08 closing price of $8.61
 2 Consensus EPS estimates based on mean of 4 analysts: $0.67 for 2008
Attractive Valuation

Our Strategy Is Consistent
• Leverage our existing franchise through organic growth &
 acquisitions
• Maintain strong asset quality
• Maintain balance between growth and profitability
• Corporate goals include:
 • Efficiency ratio < 60%
 • Annual loan growth: > 8%
• Incentives aligned to achieve performance goals
• Position FSGI as one of the preeminent Tennessee franchises

NASDAQ: FSGI